UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934, as amended.

Date of Report (Date of earliest event reported): September 14, 2004

VISION GLOBAL SOLUTIONS INC. (Exact name of registrant as specified in its charter)

Nevada	1040	Applied For
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

Vision Global Solutions Inc.
(Exact name of registrant as specified in its charter)

455 Notre Dame Street East Montreal, Quebec, Canada	H2Y 1C9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (514) 846-1166

(Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas, Attorney at Law

1224 Washington Avenue

Miami Beach, Florida 33139

Telephone: 305.531.1174

ITEM 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 14, 2004, Vision Global Solutions, Inc. restated its Form 10-KSB for the year ended March 31, 2004.

A single restatement was made for the effect of previously unrecorded shares issued on April 29, 2003. 750,000 shares were issued for services and valued at the then market trading price of $.05 per share, or $37,500.

An additional 58,600 shares were discovered to be outstanding and pertaining to a prior year and for which records are not available. No expense was recorded for these shares.

A summary of the restatement is as follows:

	Previously Stated	Increase (Decrease)	Restated

As of December 31, 2003:
Balance Sheet:
Total assets	$570,561	$—	$570,561
Total liabilities	1,385,702	—	1,385,702

Common stock, Class A	515,973	37,500	553,473
Common stock, Class B	234,126	—	234,126
Accumulated deficit	(1,476,915)	(37,500)	(1,514,415)
Other comprehensive loss	(88,325)	—	(88,325)

Total liabilities and equity	$ 570,561	$—	$570,561

For the year ended December 31, 2003:

Statement of Operations:
Revenues	$1,654,953	—	$1,654,953
Operating expenses	1,480,760	37,500	1,518,260

Net income	$174,193	$(37,500)	$136,693

Basic and diluted net income per
common share	$.01	—	$.00
Weighted average common shares
outstanding	31,995,825	28,125	32,023,950

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2004

VISION GLOBAL SOLUTIONS INC.

By /s/ JEAN-PAUL OUELLETTE

JEAN-PAUL OUELLETTE
Chief Executive Officer